Exhibit 99.2

News Release

For Immediate Release	CONTACT:
Bill Newbould
Endo Pharmaceuticals

(610) 558-9800

ENDO PHARMACEUTICALS ANNOUNCES

SETTLEMENT OF OXYCONTIN® PATENT CASE

CHADDS FORD, Pa., Aug. 28, 2006 -- Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a market leader in pain management, announced today that it has reached an agreement with The Purdue Frederick Company, The P.F. Laboratories, Inc., and Euro-Celtique, S.A. to settle long-running litigation claiming that Endo's oxycodone extended-release tablets, 10mg, 20mg, 40mg, and 80mg, a bioequivalent version of Purdue Frederick's OxyContin®, infringe Purdue's U.S. Patent Nos. 5,549,912, 5,508,042 and 5,656,295.

Pursuant to the settlement, Endo will continue selling to its customers its oxycodone extended-release products until December 31, 2006. Endo, as well as its manufacturers, distributors, purchasers, and patients, will be released from all liability for infringement of Purdue's patents in connection with Endo’s prior and future sales of these products. Though the settlement agreement will be submitted to the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice as required by statute, the release will survive unless overturned by a court order.

Endo launched its oxycodone extended-release products on June 7, 2005 in response to a decision of the United States Court of Appeals for the Federal Circuit declaring Purdue's patents unenforceable. The Federal Circuit later reconsidered that decision and sent the case back to the United States District Court for the Southern District of New York for further consideration. As a condition of the settlement, Purdue's lawsuit and Endo's counterclaims against Purdue will be dismissed.

"We are pleased to have reached a resolution of our dispute with Purdue that relieves us of the risk of patent infringement liability for selling our oxycodone extended-release products, and allows us to continue selling the products for a period of time," said Caroline B. Manogue, executive vice president and chief legal officer. "Further, with the lawsuit behind us, we can better focus on the current launch of Opana® and Opana® ER, Endo's recently approved oxymorphone immediate- and extended-release products."

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at http://www.endo.com.

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Forward-Looking Statement

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words "believes," "anticipates," "plans," "expects" or similar expressions and statements are forward-looking statements. Endo's estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo's current perspective on existing trends and information. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company's products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company's product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo's filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on April 30, 2004, as amended. Readers should evaluate any statement in light of these important factors.

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